EXHIBIT 10.21
                              INDEMNITY AGREEMENT

      This Indemnity Agreement ("Agreement") is made and entered into by and between LandCARE USA, Inc., a Delaware corporation ("Company"), and Notre Capital Ventures II, L.L.C., a Texas limited liability company ("Indemnitee").

                                 INTRODUCTION

      Indemnitee is an organizer and promoter of the Company and has provided, and continues to provide, the Company with valuable expertise in connection with the organization of the Company and the formulation of its strategy regarding the consolidation of the landscaping industry and related matters. In consideration of these services, the Company has agreed to indemnify Indemnitee against any and all liabilities asserted against the Indemnitee or its managers, officers, directors, employees, agents, members, partners and owners (collectively, the "Indemnified Parties") in connection with or as a result of Indemnitee's status as an organizer and/or promoter (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company. Based on such premise, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    INDEMNIFICATION.  The Company shall indemnify the Indemnified
                              Parties as follows:

            1.1. The Company shall indemnify the Indemnified Parties when any of such Indemnified Parties is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil (including under federal and/or state securities laws), criminal, administrative or investigative, by reason of the fact that the Indemnified Parties, or any of them, is or was an organizer and/or promoter of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Parties in connection with such action, suit or proceeding.

            1.2. Expenses (including attorneys' fees) incurred by the Indemnified Parties, or any of them, in defending any such civil (including under federal and/or state securities laws), criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, within 14 days after the receipt by the Company from the Indemnified Parties, or any of them, of notice in which such Indemnified Party states that it has reasonably incurred actual expenses in defending a civil (including under federal and/or state securities laws), criminal, administrative, or investigative action, suit or

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proceeding by reason of the fact that such Indemnified Party is or was an organizer and/or promoter of the Company.

            1.3. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under any law or agreement, and shall continue after each of the Indemnified Parties has ceased to be an organizer and/or promoter of the Company.

      2. ATTORNEYS' FEES. If the Indemnified Parties, or any of them, institute any legal action to enforce their rights under this Agreement, or to recover damages for breach of this Agreement, such Indemnified Parties, if they prevail in whole or in part, shall be entitled to recover from the Company all fees and expenses (including attorneys' fees) incurred by such Indemnified Parties, or any of them, in connection therewith.

      3. DEPOSIT OF FUNDS IN TRUST. If the Company voluntarily decides to dissolve or to file a petition for relief under the applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Company shall deposit in trust for the sole and exclusive benefit of the Indemnified Parties a cash amount equal to all amounts previously authorized to be paid to the Indemnified Parties hereunder, such amounts to be used to discharge the Company's obligations to the Indemnified Parties hereunder. Any amounts in such trust not required for such purpose shall be returned to the Company.

      4. MERGER, CONSOLIDATION OR CHANGE IN CONTROL. If the Company is a constituent corporation in a merger or consolidation, whether the Company is the resulting or surviving corporation or is absorbed as a result thereof, or if there is a change in control of the Company, The Indemnified Parties shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as the Indemnified Parties would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

      5. LITIGATION. To the best of Indemnitee's and Indemnitor's knowledge, there is no action, suit or proceeding currently existing, pending or threatened against Indemnitee.

      6.    MISCELLANEOUS PROVISIONS.

            6.1. NOTIFICATION. Each party agrees to give prompt notice to the other upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement,

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including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise.

            6.2. SURVIVAL. The provisions of this Agreement shall survive the termination of any of the Indemnified Parties' status as an organizer and/or promoter of the Company.

            6.3. ENTIRE AGREEMENT. This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes all prior negotiations, understandings and agree ments, whether written or oral, between the parties, their affiliates, and their respective principals, shareholders, directors, officers, employees, consultants and agents with respect thereto.

            6.4. AMENDMENTS AND WAIVERS. No alteration, modification, amendment, change or waiver of any provision of this Agreement shall be effective or binding on any party hereto unless the same is in writing and is executed by all parties hereto.

            6.5. MODIFICATION AND SEVERABILITY. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforce able. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

            6.6. ENFORCEABILITY. This Agreement shall be enforceable by and against the Company, the Indemnified Parties and their respective successors and assignees.

            6.7. GOVERNING LAW. This Agreement shall be governed by, construed under, and enforce in accordance with the laws of the State of Delaware without reference to the conflict-of- laws provisions thereof.

            6.8. MULTIPLE COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

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      The parties hereto have executed this Agreement on ____________, 1998.

                                    COMPANY:

                                    LandCARE USA, Inc.

                                    By:__________________________________
                                    Name: William F. Murdy
                                    Title: President

                                    INDEMNITEE:

                                    Notre Capital Ventures II, L.L.C.

                                    By:__________________________________
                                    Name: STEVE HARTER
                                    Title: PRESIDENT


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